EXHIBIT 16.2

BF Borgers CPA PC

Lakewood, CO

September 26, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Bitech Technologies Corporation’s (formerly, Spine Injury Solutions, Inc.) statements included under Item 4.01(a) of its Form 8-K/A (Amendment No. 1) filed on September 26, 2022 and we agree with such statements concerning our firm.

Very truly yours,

/s/ BF Borgers CPA PC